EX-35.3
(logo) KeyBank Real Estate Capital

911 Main Street, Suite 1500
Kansas City, MO 64105
Tel: 816-221-8800
Fax: 816-221-8051
Toll Free: 888-979-1200

March 1, 2008

Statement of Compliance
For Period ending December 31, 2007

Re: Transactions per Attachment A

I, Clark Rogers, in my capacity as Senior Vice President of KeyCorp Real Estate Capital Markets, Inc. (KRECM), do hereby state that:

A review of the Primary Servicing and Master Servicing activities of KRECM during the above stated period and of its performance, under the Agreement(s), has been made under my supervision and,

To the best of my knowledge, based on such review, KRECM has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period.

By: /s/ Clark Rogers
Clark Rogers
Senior Vice President

Date: March 1, 2008


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KeyCorp Real Estate Capital Markets, Inc.
For the period of January 1 through December 31, 2007
Attachment A to Officer's Certificate (1123)

Commercial Mortgage Pass-Through Certificates, as Master Servicer

1. Citigroup Commercial Mortgage Securities, Inc., Citigroup Commercial Mortgage Trust, Series 2007-FL3, dated 05/9/2007
2. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-Cl, dated 03/01/2006
3. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C4, dated 09/01/2006
4. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C5, dated 12/01/2006
5. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-OMA, dated 02/10/2006
6. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-TFL1, dated 04/09/2006
7. Credit Suisse First Boston Mortgage Series Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-TFL2, dated 11/09/2006
8. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-TFL1, dated 03/09/2007
9. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2, dated 07/09/2007
10. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C4, dated 09/01/2007
11. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C2, dated 05/01/2007
12. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C3, dated 06/01/2007
13. Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, dated 11/01/2007
14. Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series COMM 2007-C9, dated 08/01/2007
15. GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2007-Cl, dated 05/01/2007
16. Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-GG11, dated 02/12/2007
17. Hartford Mezzanine Investors I-CRE CDO 2007-1, Ltd., dated 08/08/2007
18. Highland Park CDO I, Ltd., dated 12/20/2006
19. J. P. Morgan Chase Commercial Mortgage Securities Corp., Commercial
Mortgage Pass-Through Certificates, Series 2007-CIBC20, dated 08/03/2007
20. Key ABS LLC, Key Commercial Mortgage Pass-Through Certificates, Series 2007-SL1, dated 04/01/2007
21. Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Trust Pass-Through Certificates, Series 2007-8, dated 08/01/2007


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KeyCorp Real Estate Capital Markets, Inc.
For the period of January 1 through December 31, 2007
Attachment A to Officer's Certificate (1123)

Commercial Mortgage Pass-Through Certificates, as Master Servicer

22. Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage
Trust Pass-Through Certificates, Series 2007-9, dated 08/01/2007
23. Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2006-2, dated 06/01/2006
24. Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Floating Trust Pass-Through Certificates, Series 2006-1, dated 11/01/2006
25. Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-Cl, dated 08/01/2007
26. Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-5, dated 03/01/2007
27. Structured Asset Securities Corporation II, Lehman Brothers Floating Rate Commercial Mortgage Trust Pass through Certificates, Series 2007-LLF C5, dated 08/09/2007
28. Structured Asset Securities Corporation II, LBUBS Commercial Mortgage Trust 2007-C2, dated 04/11/2007
29. Wachovia Commercial Mortgage Securities, Inc. Wachovia Bank Commercial Mortgage pass-Through Certificates, Series 2007-C30, dated 03/01/2007


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Commercial Mortgage Pass-Through Certificates, as Primary Servicer

1. Banc of America Large Loan, Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-BMB1, dated 08/01/2007
2. Bank of America Commercial Mortgage, Inc, Commercial Mortgage Pass-Through Certificates, Series 2006-1, dated 03/01/2006
3. Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD5, dated 11/21/2007
4. Deutsche Mortgage & Asset Receiving Corporation, Commercial Mortgage Pass-Through Certificates, Series COMM 2007-FL14, dated 05/17/2007
5. Merrill Lynch Mortgage Investors, Inc., ML-CFC Commercial Mortgage
Trust Pass-Through Certificates, Series 2007-6, dated 04/01/2007
6. Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-IQ16, dated 06/22/2007
7. Structured Asset Securities Corporation II, LBUBS Commercial Mortgage Trust 2006-C7, dated 11/13/2006
8. Structured Asset Securities Corporation II, LB-UBS Commercial Mortgage Trust Pass through Certificates, Series 2007-C6, dated 08/13/2007
9. Structured Asset Securities Corporation II, LB-UBS Commercial Mortgage Trust Pass through Certificates, Series 2007-C7, dated 11/12/2007


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